Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

– Revenue of $59.3 million up 31% – Gross Merchandise Volume (GMV) of $67.6 million up 27% - Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $5.2 million up 27% –

WASHINGTON – February 7, 2008 - Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its fiscal first quarter ended December 31, 2007 (Q1-08). Liquidity Services, Inc. (LSI or the Company) is a leading online auction marketplace for wholesale, surplus and salvage assets.

The Company reported record consolidated Q1-08 revenue of $59.3 million, a growth rate of approximately 31% over the prior year. Adjusted EBITDA for Q1-08 was $5.2 million, a growth rate of approximately 27% over the prior year. Q1-08 GMV, the total sales volume of all merchandise sold through the Company’s marketplaces during a given period, was a record $67.6 million, a growth rate of approximately 27% over the prior year.

Net income in Q1-08 was $2.4 million or $0.08 diluted earnings per share. Adjusted net income in Q1-08 was $3.0 million or $0.11 adjusted diluted earnings per share.

The Company’s ability to create liquid marketplaces for wholesale, surplus and salvage assets generates a continuous flow of goods from its corporate and government sellers. This flow of goods in turn attracts an increasing number of professional buyers to the marketplaces.

“Q1-08 was another strong quarter for LSI as our commercial business and our scrap business with the Department of Defense (DoD) posted impressive GMV gains,” said Bill Angrick, Chairman and CEO of LSI. “Our performance during the first quarter fiscal year 2008 reflected continued progress as we generated approximately $7.3 million of operating cash flow and our commercial business GMV grew approximately 41% over the prior year period and 13% sequentially. Our scrap business, which grew GMV approximately 57% over the prior year period and 49% sequentially, also contributed to strong results during the first quarter. Despite stronger than expected GMV growth, operating margins lagged during the quarter due to lower than expected inventory turnover in our commercial business as we ramped up volume with existing sellers in selected programs. We expect to gain further efficiencies in this area of our business during FY08 through our continued investments in marketing, account management and our planned final integration of our Liquidation.com and Southerntextile.com online marketplaces. Our business development activity remains strong, exemplified by the closing of the GovDeals acquisition in January 2008, which strengthens our position in the state and local government marketplace. We also continue to develop and test capabilities designed to meet the long-term needs of our clients and to support a much larger commercial business. Our buyer marketplace continues to deliver strong results for our sellers as the number of auction participants increased 31% over the prior period and we again averaged over 5 auction participants per completed transaction during the first quarter.”

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Business Outlook

The following forward-looking statements are based on current business trends and our current operating environment, including (i) an increased volume of apparel in our product mix which is anticipated to carry lower margins, (ii) continued less than optimal inventory turnover within our commercial marketplace during the next quarter as we ramp up volume with existing commercial sellers (iii) increased spending in sales and marketing and (iv) our belief that we have yet to realize the full potential of our distribution center network, personnel, and value-added services necessary to support a much larger commercial business in the future, which has resulted in less than our target profitability. Our results may be materially affected by changes in business trends and our operating environment, as well as by other factors, including investments we expect to make in our infrastructure and value-added services to support new business in both commercial and public sector markets.

Our Scrap contract with the DoD includes an incentive feature, which can increase the amount of profit sharing distribution we receive from 23% up to 25%. Payments under this incentive feature are based on the amount of scrap we sell for the DoD to small businesses during the preceding 12 months as of June 30th of each year. We are eligible to receive this incentive in each year of the term of the Scrap contract and have assumed for purposes of providing guidance regarding our projected financial results for fiscal year 2008 that we will again receive this incentive payment.

Under our Surplus contract there are incentive features that allow us to earn up to an additional 4.5% of the profit sharing distribution above our base rate of 26%. This incentive will be measured quarterly during fiscal year 2008. For the purposes of providing guidance regarding our projected financial results for the second quarter and fiscal year 2008, we have assumed that we will receive a portion of the Surplus contract incentive payments.

Our guidance adjusts EBITDA and Diluted EPS for the effects of the adoption of FAS 123(R), which we estimate to be approximately $1.2 million to $1.4 million per quarter for the remaining three quarters of fiscal year 2008.

GMV – We expect GMV for fiscal year 2008 to range from $320 million to $330 million, which is an increase from the $285 million to $295 million range provided last quarter, as a result of the GovDeals acquisition. We expect GMV for Q2-08 to range from $78 million to $80 million.

Adjusted EBITDA – We expect Adjusted EBITDA for fiscal year 2008 to range from $24.5 million to $25.5 million. We expect Adjusted EBITDA for Q2-08 to range from $5.2 million to $5.4 million.

Adjusted Diluted EPS – We estimate Adjusted Earnings Per Diluted Share for fiscal year 2008 to range from $0.51 to $0.53. In Q2-08, we estimate Adjusted Earnings Per Diluted Share to be $0.11.

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Key Q1-08 Operating Metrics

Registered Buyers — At the end of Q1-08, registered buyers totaled approximately 724,000, representing a 28% increase over the approximately 565,000 registered buyers at the end of Q1-07.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), increased to a record 323,000 in Q1-08, an approximately 31% increase over the approximately 247,000 auction participants in Q1-07.

Completed Transactions — Completed transactions increased to a record 63,000, an approximately 29% increase for Q1-08 from the approximately 49,000 completed transactions in Q1-07.

GMV and Revenue Mix — GMV and revenue continue to diversify due to the continued rapid growth in our commercial and scrap businesses. As a result, the percentage of GMV and revenue derived from the DoD Surplus contract (under which our revenue is based on the profit-sharing model) during Q1-08 decreased to 25.9% and 29.6%, respectively, compared to 34.7% and 40.9%, respectively, in the prior year period. The percentage of GMV and revenue derived from our commercial business, during Q1-08, increased to 42.1% and 32.4%, respectively, from 37.8% and 25.1%, respectively, in the prior year period. The table below summarizes GMV and revenue from our two significant contracts with the DoD (Surplus and Scrap), and our commercial and international businesses.

GMV Mix

	Q1-08	Q1-07
Profit-Sharing Model:
Surplus	25.9%	34.7%
Scrap	29.2%	23.5%
Total Profit Sharing	55.1%	58.2%

Commercial Marketplaces:
Consignment Model	18.7%	23.5%
Purchase Model	23.4%	14.3%
Total Commercial Marketplaces	42.1%	37.8%

International and Other	2.8%	4.0%
Total	100.0%	100.0%

Revenue Mix

	Q1-08	Q1-07
Profit-Sharing Model:
Surplus	29.6%	40.9%
Scrap	33.2%	27.7%
Total Profit Sharing	62.8%	68.6%

Commercial Marketplaces:
Consignment Model	5.8%	8.2%
Purchase Model	26.6%	16.9%
Total Commercial Marketplaces	32.4%	25.1%

International and Other	4.8%	6.3%
Total	100.0%	100.0%

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Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA. EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus (a) interest income and expense and other income, net; (b) provision for income taxes; (c) amortization of contract intangibles; and (d) depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock compensation expense.

	Three months Ended December 31,
	2007	2006
	(In thousands)
	(Unaudited)
Net income	$2,363	$2,313
Interest expense (income) and other expense (income), net	(488)	(598)
Provision for income taxes	1,642	1,542
Amortization of contract intangibles	203	203
Depreciation and amortization	388	273

EBITDA	4,108	3,733
Stock compensation expense	1,111	364

Adjusted EBITDA	$5,219	$4,097

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share. Adjusted net income is a supplemental non-GAAP financial measure and is equal to net income plus tax effected stock compensation expense. Adjusted basic and diluted earnings per share are determined using Adjusted Net Income.

	Three Months Ended December 31,
	2007	2006
	(Dollars in thousands, except per share data)
	(Unaudited)
Net income	$2,363	$2,313
Stock compensation expense (net of tax)	656	219

Adjusted net income	$3,019	$2,532

Adjusted basic earnings per common share	$.11	$.09

Adjusted diluted earnings per common share	$.11	$.09

Basic weighted average shares outstanding	27,944,139	27,597,419

Diluted weighted average shares outstanding	28,107,692	28,449,429

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Conference Call

The Company will host a conference call to discuss the fiscal first quarter 2008 results at 5 p.m. Eastern Time today. Investors and other interested parties may access the teleconference by dialing (866) 510-0712 or (617) 597-5380 and providing the participant pass code 18244084. A live web cast of the conference call will be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com. A replay of the web cast will be available on the Company’s website until March 7, 2008 at 11:59 p.m. ET. An audio replay of the teleconference will also be available until March 7, 2008 at 11:59 p.m. ET. To listen to the replay, dial (888) 286-8010 or (617) 801-6888 and provide pass code 23585154. Both replays will be available starting at 7:00 p.m. on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and Adjusted Net Income and Adjusted Earnings Per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis because the measures do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, can be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document.  Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD for a significant portion of our revenue, one of which currently expires in June; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; and our ability to attract and retain active professional buyers to purchase this merchandise.  There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About LSI

LSI enables buyers and sellers to transact in an efficient, automated online auction environment. The Company’s marketplaces provide professional buyers access to a global, organized supply of wholesale, surplus and salvage assets presented with digital images and other relevant product information. Additionally, LSI enables its corporate and government sellers to enhance their financial return on excess assets by providing a liquid marketplace and value-added services that are integrated into a single offering. The Company organizes its products into categories across major industry verticals such as consumer electronics, general merchandise, apparel, scientific equipment, aerospace parts and equipment, technology hardware, and scrap metals. The Company’s online auction marketplaces are www.liquidation.com, www.govliquidation.com, www.govdeals.com and www.liquibiz.com. LSI also operates a wholesale industry portal, www.goWholesale.com, that connects advertisers with buyers seeking products for resale and related business services.

Contact:

Julie Davis

Director, Investor Relations

202.467.6868 ext. 2234

julie.davis@liquidityservicesinc.com

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Liquidity Services, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31,	September 30,
	2007	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$46,523	$39,954
Short-term investments	21,840	21,655
Accounts receivable, net of allowance for doubtful accounts of $399 and $371 at December 31, 2007 and September 30, 2007, respectively	2,646	5,098
Inventory	17,563	16,467
Prepaid expenses and other current assets	5,587	5,486
Total current assets	94,159	88,660
Property and equipment, net	4,205	4,202
Intangible assets, net	4,336	4,568
Goodwill	11,446	11,446
Other assets	2,440	2,266
Total assets	$116,586	$111,142
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,843	$3,333
Accrued expenses and other current liabilities	6,718	10,298
Profit-sharing distributions payable	10,093	6,919
Customer payables	7,293	6,328
Current portion of capital lease obligations	4	5
Current portion of long-term debt	—	13
Total current liabilities	28,951	26,898
Capital lease obligations, net of current portion	4	5
Long-term debt, net of current portion	—	29
Other long-term liabilities	2,212	2,176
Total liabilities	31,167	29,108
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 27,948,948 and 27,939,059 shares issued and outstanding at December 31, 2007 and September 30, 2007, respectively	28	28
Additional paid-in capital	61,982	60,820
Accumulated other comprehensive income	513	653
Retained earnings	22,896	20,533
Total stockholders’ equity	85,419	82,034
Total liabilities and stockholders’ equity	$116,586	$111,142

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Liquidity Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2007	2006

Revenue	$59,266	$45,167
Costs and expenses:
Cost of goods sold (excluding amortization)	15,403	8,462
Profit-sharing distributions	20,806	18,729
Technology and operations	9,977	7,843
Sales and marketing	4,133	2,964
General and administrative	4,839	3,436
Amortization of contract intangibles	203	203
Depreciation and amortization	388	273

Total costs and expenses	55,749	41,910

Income from operations	3,517	3,257
Interest income and other income, net	488	598

Income before provision for income taxes	4,005	3,855
Provision for income taxes	(1,642)	(1,542)

Net income	$2,363	$2,313

Basic earnings per common share	$0.08	$0.08

Diluted earnings per common share	$0.08	$0.08

Basic weighted average shares outstanding	27,944,139	27,597,419

Diluted weighted average shares outstanding	28,107,692	28,449,429

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Liquidity Services, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In Thousands)

	Three Months Ended December 31,
	2007	2006
Operating activities
Net income	$2,363	$2,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	591	476
Stock compensation expense	1,111	364
Provision for doubtful accounts	28	—
Loss (gain) on disposal of property and equipment	4	(4)
Changes in operating assets and liabilities:
Accounts receivable	2,423	818
Inventory	(1,096)	(2,731)
Prepaid expenses and other assets	(274)	(1,173)
Accounts payable	1,510	1,875
Accrued expenses and other	(3,581)	(1,187)
Profit-sharing distributions payable	3,174	450
Customer payables	965	646
Other liabilities	36	885

Net cash provided by operating activities	7,254	2,732
Investing activities
Purchases of short-term investments	(6,336)	(10,332)
Proceeds from the sale of short-term investments	6,129	6,907
Proceeds from the sale of property and equipment	—	4
Increase in goodwill and intangibles	(12)	(7)
Cash paid for acquisitions	—	(10,232)
Purchases of property and equipment	(353)	(807)

Net cash used in investing activities	(572)	(14,467)
Financing activities
Principal repayments of capital lease obligations and debt	(44)	(55)
Proceeds from exercise of common stock options and warrants (net of tax)	49	150
Incremental tax benefit from exercise of common stock options	—	123

Net cash provided by financing activities	5	218
Effect of exchange rate differences on cash and cash equivalents	(118)	129

Net increase (decrease) in cash and cash equivalents	6,569	(11,388)
Cash and cash equivalents at beginning of period	39,954	54,359

Cash and cash equivalents at end of period	$46,523	$42,971
Supplemental disclosure of cash flow information
Cash paid for income taxes	$2,511	$1,143
Cash paid for interest	$1	$2